Exhibit 32.1
Certification Pursuant to 18 U.S.C. Sec. 1350
_______________________________________________
In connection with the filing by Service Properties Trust (the “Company”) of the Annual Report on Form 10-K for the period ended December 31, 2025 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher J. Bilotto
Christopher J. Bilotto
President and Chief Executive Officer

/s/ Brian E. Donley
Brian E. Donley
Chief Financial Officer and Treasurer

Date: February 25, 2026